EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57931, 33-58710, 333-83607 and
333-68466) of our report dated June 27, 2002, on our audits of the financial statements and supplemental schedules of the ConsecoSave Plan as of December 31, 2001 and 2000, and for the year ended December 31, 2001, which report is included in this Annual Report on Form 11-K.




                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP




Indianapolis, Indiana
June 27, 2002